CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Comnet Corporation on Form S-4 of our report dated June 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Comnet Corporation as of March 31, 1998, 1997 and 1996, and for the years ended March 31, 1998 and 1997, which report is included in its Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



McLean, Virginia
May 29, 1998